Exhibit 99.1

SupportSoft Announces Preliminary Third Quarter Results

REDWOOD CITY, Calif., October 4, 2007 – SupportSoft, Inc. (NASDAQ: SPRT), a leading provider of software and services for technology problem resolution, today announced preliminary unaudited financial results for the quarter ended September 30, 2007.  SupportSoft currently expects to report approximately the following results for the third quarter:

•                  Revenue of $11.1 million - $11.3 million, compared to the Company’s prior forecast of $12 million - $13 million.

•                  Non-GAAP net loss of ($0.08) – ($0.10) per share, compared to the Company’s prior forecast of ($0.09) – ($0.11); and

•                  Cash and marketable securities of $114 million, reflecting cash usage of less than $1 million.

Non-GAAP results exclude stock compensation expense. The Company currently expects to report a GAAP net loss of ($0.11) to ($0.13) per share for the third quarter.

SupportSoft also announced an updated financial outlook for 2007.  For the full year, the Company now expects total revenues of approximately $47 million and a non-GAAP net loss of ($0.35) to ($0.37) per share, compared to the Company’s prior forecast of $54 - $55 million and ($0.31) – ($0.35).  The Company is reducing its outlook due to:

•                  Longer rollout periods for the Company’s consumer partner programs, including a program the Company is launching with a major U.S. retailer.  Based on discussions with the retail partner, the Company believes the first phase of this program will be operational at the end of this year within a meaningful number of stores in one key state, with further expansion in 2008.

•                  Caution in forecasting and closure of license transactions in the Company’s base business in light of the third quarter revenue shortfall.

“The two principal risks in our business have been the timing of partner rollouts in our consumer business and the lumpiness of license revenue in our base business,” said Josh Pickus, President and CEO of SupportSoft.  “Our third quarter results and fourth quarter outlook reflect the way in which these risks can affect our business.  In spite of these setbacks, we remain firmly convinced that our consumer business offers substantial growth opportunities and that our base business can be operated in a profitable manner.”

“We launched our consumer business at the beginning of this year and have made enormous progress in nine months,” continued Mr. Pickus.  “We have signed over ten partners, more than twice the number originally forecast.  These partners include three new relationships from Q3 – a key U.K. retailer, a major anti-virus provider, and a leading search engine.  In direct–to–consumer, support.com is fully operational and continues to improve its performance on key metrics every quarter.  From a product perspective, we have released a series of innovative solutions specifically targeted at the premium support market.  Even with this progress, the path to our revenue targets has proven longer than anticipated, forcing us to revise our outlook for the year.  We are driving hard to convert early progress into financial results.”

“In our base business we experienced difficulty in completing key license transactions in the third quarter.  All of these transactions remain in the pipeline, but the third quarter revenue shortfall has caused us to be cautious about predicting closure during the fourth quarter.  Our goal is to operate our base business in a consistently profitable manner, and we are taking steps in the fourth quarter to put us in a position to achieve this goal in 2008.  We expect to provide more detail on our plans in our conference call following the release of full financial results for the third quarter.”

Final results for the third quarter will be released following the close of the market on Tuesday, October 30, 2007. The Company will conduct a conference call with Josh Pickus, President and Chief Executive Officer, and Ken Owyang, Chief Financial Officer, at 1:30 p.m. PT on October 30, to discuss the results as well as to provide an updated outlook for the fourth quarter of 2007 and additional information about the Company’s business.   The live webcast of SupportSoft’s conference call can be accessed by visiting http://www.supportsoft.com/investors. A replay of the webcast will be archived on the investor relations section of the Company’s website.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding our expected future performance as well as assumptions underlying or relating to such statements of expectation, all of which are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “outlook,” “remain convinced,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “forecasts,” “estimates,” “in a position to,” “continue to,” “goal,” and similar expressions often identify such forward- looking statements. Forward-looking statements in this press release include, without limitation, the following: the Company’s expected revenue, non-GAAP and GAAP net loss for the third quarter and full year of 2007; expectations regarding the progress of our collaboration with partners (including the U.S. retailer, U.K. retailer, anti-virus provider and search engine mentioned herein) and the anticipated impact of those relationships on our business; anticipated contribution to our revenue from our consumer operations; the potential for us to run our base business profitably, the timing of any such profitability, and our other plans for the base business; our beliefs regarding seasonality, mix of revenue, and other trends for our business; assessments of our future growth; and our future plans, investments and opportunities.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: our dependence on our third-party alliances and partnerships to help us provide our software and services to consumers; the potential that such partnerships take longer than we expect to produce revenue or do not produce revenue; the potential that delays or cancellation of third-party programs that include our software and services could decrease our revenues; our ability to achieve broad adoption and acceptance of our offerings; the potential for a decrease in revenue caused by our reliance on a few large transactions that generally occur at the end of reporting periods; long sales cycles; the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future; our ability to compete successfully in the support automation software market and in the consumer technology support market; our limited experience in servicing consumers directly; our ability to manage rapid headcount growth and outsourced facilities; our ability to profitably manage our professional services organization; expectations regarding our international business; fluctuation in our quarterly results; diversion of management attention to litigation matters or strategic matters; our ability to accurately predict performance; our ability to attract and retain key employees; our ability to obtain sufficient patent protection; the uncertain economic conditions in the United States and in international markets; a determination, upon completion of further quarterly closing and review procedures, that the financial results for the third quarter are different than the results set forth in this press release; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q filed with the SEC on August 2, 2007. You can locate these filings on the Investor Relations page of our website, http://www.supportsoft.com/investors.

Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to publicly revise or update any forward-looking statement for any reason.  In particular, we are providing this preliminary information about our third quarter results prior to the scheduled earnings announcement in light of current circumstances.  Investors should not expect SupportSoft to provide information about the results of future quarters in advance of scheduled quarterly earnings announcement dates. In addition, investors should not expect SupportSoft to update the information provided in this release in advance of the scheduled announcement date for its third quarter 2007 earnings on October 30, 2007.

Disclosure Regarding Non-GAAP Financial Measures

SupportSoft has excluded stock-based compensation expense from its preliminary GAAP results in order to determine the preliminary non-GAAP financial measures of net loss and net loss per share.

We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.  SupportSoft uses these non-GAAP financial measures internally to evaluate its performance from period to period and against the performance of other software companies which present similar non-GAAP financial measures.  We also believe that investors benefit from seeing “through the eyes of management” as our internal plans are based on the non-GAAP financial measures we present in this press release.  SupportSoft also believes the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow SupportSoft, all of whom present non-GAAP projections in their published reports.

The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, the Company’s management has no control over certain variables that have a significant influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities and reliance solely on non-GAAP measures may lead management to make business decisions with unanticipated economic consequences on the Company’s GAAP financial results.   We compensate for this limitation by not relying exclusively on non-GAAP financial measures to make business decisions.  We also continuously re-evaluate which non-GAAP measures are appropriate.

About SupportSoft

SupportSoft (NASDAQ: SPRT) is a leading provider of software and services for technology problem resolution. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company has expanded its offerings and now provides Instant Technology Relief(SM) to frustrating technology problems directly to consumers through http://www.support.com/. For more information about the Company and its corporate offerings, visit http://supportsoft.com/; for Instant Technology Relief (SM) to consumer technology problems, visit http://www.support.com/ or dial 1-800-PC-SUPPORT.

CONTACT:

Investors

Carolyn Bass or Zach Barnes

Market Street Partners

Phone: +1-415-445-3232

Email: sprt@marketstreetpartners.com

Media

Jennifer Massaro

SupportSoft, Inc.

Phone: +1-650-556-8596

Email: jennifer.massaro@supportsoft.com